UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2018

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon's Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2018, Genpact International, Inc. (the “Member”), the sole member of Genpact LLC (the “Subsidiary”), approved the Subsidiary’s adoption of the Genpact LLC Executive Deferred Compensation Plan (the “Plan”) effective as of July 1, 2018.  The Member and the Subsidiary are wholly-owned subsidiaries of Genpact Limited (the “Company”).  The Company conducts its business primarily through its direct and indirect subsidiaries, including the participating employers under the Plan.

The Plan will provide a select group of management, including the Company’s chief executive officer, chief financial officer and other U.S.-based named executive officers, or highly compensated employees (within the meaning of the Employment Retirement Income Security Act of 1974, as amended) of the Subsidiary and other subsidiaries and affiliated entities of the Subsidiary who are determined by the Member to be eligible to participate therein, with the opportunity to defer from 1% up to 80% of their base salary and from 1% up to 100% of their qualifying bonus compensation (or such other minimums or maximums as determined by the Plan administrator) pursuant to the terms of the Plan.  Participant deferrals are 100% vested at all times.  The Plan also allows for discretionary supplemental employer contributions by the Member, in the Member’s sole discretion, which will be subject to a two-year vesting schedule (50% vesting on the one-year anniversary of approval of the contribution and 50% vesting on the second year anniversary of approval of the contribution) or such other vesting schedule as determined by the Member.

A participant’s compensation deferrals and discretionary supplemental employer contributions (if any) will be credited or debited with notional investment gains and losses equal to the experience of selected hypothetical investment funds offered under the Plan and elected by the participant.

A participant may elect to receive his or her deferred compensation (including any employer contributions) and earnings thereon on either fixed date(s) no earlier than two years following the applicable plan year (or end of the applicable performance period for performance-based bonus compensation) or following separation from service, in each case either in a lump sum or in annual installments over a term of up to 15 years.  Pursuant to the terms of the Plan, payments may be accelerated in certain circumstances, including death of the participant, unforeseeable emergency, limited cashouts, payment of taxes, certain offsets to satisfy debt, failure of the Plan to meet statutory requirements and termination of the Plan.

Compensation deferred under the Plan represents an unsecured obligation of the Subsidiary. The Member also approved the establishment of a rabbi trust for the purpose of holding assets, including Subsidiary-owned life insurance policies on Plan-eligible employees, to finance the Subsidiary’s obligations under the Plan, subject to the claims of the Subsidiary’s creditors in the event of its insolvency.

The foregoing description of the Plan is a summary and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Genpact LLC Executive Deferred Compensation Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: July 6, 2018	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President, General Counsel and Secretary